Exhibit 10.42

GLOBAL ENERGY, INC.

PROFIT SHARING TRUST PLAN

1. Purpose of the Plan. The purpose of this Plan is to attract, retain, and motivate officers and other key employees of Global Energy, Inc. (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution. The Board authorized the program at its annual meeting in 1989 and now desires to memorialize the terms and conditions of the Plan in writing.

2. Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted, and the applicable laws of any other country or jurisdiction where awards are granted under this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Management Committee of the Board.

“Common Shares” means shares of common stock, no par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

“Company” has the meaning given such term in Section 1 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Restricted Stock Units shall become effective.

“Evidence of Award” means an agreement, certificate, resolution, or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company, and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within ninety (90) days of the Date of Grant.

“Plan” means this Global Energy, Inc. Profit Sharing Trust Plan, as amended from time to time.

“Restricted Stock Unit” means an award made pursuant to Section 4 of this Plan of the right to receive Common Shares at the end of a specified period.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, as provided in Section 4 of this Plan.

“Subsidiary” means a corporation, company, or other entity which is designated by the Board and in which the Company has a direct or indirect ownership or other equity interest.

3. Shares Available Under the Plan. The Common Shares that may be issued or transferred in payment of Restricted Stock Units may be shares of original issuance, treasury shares, or a combination of the foregoing.

4. Restricted Stock Units. The Committee may authorize the grant of Restricted Stock Units to Participants. Each such grant shall be subject to all of the requirements contained in, and may contain such provisions as are authorized by, the following provisions:

a. Each such grant shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.

b. Each such grant shall be subject to a Restriction Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

c. During the Restriction Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

d. Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

e. If a Participant received a grant of Restricted Stock Units under this Plan, terminated such Participant’s employment with the Company, and then is rehired by the Company, the Committee may delay the eligibility of such Participant to receive additional grants of Restricted Stock Units under this Plan.

5. Transferability. Except as otherwise determined by the Committee, no Restricted Stock Unit shall be transferable by a Participant other than by will or the laws of descent and distribution.

6. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Restricted Stock Units and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Restricted Stock Unit awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

7. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

8. Withholding Taxes. The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign, and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

9. Administration of the Plan.

a. This Plan shall be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee of the Board. To the extent of any such delegation, references in this Plan to the Committee shall be deemed to be references to any such subcommittee. A majority of the Committee (or subcommittee) shall constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee (or subcommittee).

b. The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of this Plan or of any such Evidence of Award shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

10. Amendments and Other Matters.

a. The Committee may at any time and from time to time amend or terminate the Plan in whole or in part.

b. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

c. Unless terminated earlier as provided herein, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

d. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds, or property of the Company or any Subsidiary, including without limitation, any specific funds, assets, or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

e. Except to the extent preempted by federal law, this Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

f. If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

11. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any Restricted Stock Units granted hereunder comply with the provisions of Section 409A of the Code. The Plan and any Restricted Stock Units granted hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Restricted Stock Units granted hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12. Applicable Laws. The obligations of the Company with respect to any Restricted Stock Units granted under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Board determines may be required.

END OF DOCUMENT

EXHIBIT A

TERMS AND CONDITIONS OF AWARD

1. Restricted Stock Units. The Restricted Stock Units shall become vested in accordance with Section 3 hereof. Each Restricted Stock Unit shall represent one (1) hypothetical Common Share and shall at all times be equal in value to one (1) Common Share. The Restricted Stock Units will be credited to the Grantee in an account established for the Grantee until payment in accordance with Section 4 hereof.

2. Restrictions on Transfer of Restricted Stock Units. Neither the Restricted Stock Units granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee’s death).

3. Vesting of Restricted Stock Units. The Restricted Stock Units shall become vested on the expiration date of the Restriction Period stated in the Evidence of Award (the “Vesting Date”) if the Grantee shall remain in the continuous employ of the Company or any Subsidiary during that Restriction Period. Any Restricted Stock Units not vested will be forfeited if the Grantee ceases to be continuously employed by the Company or any Subsidiary prior to the applicable Vesting Date. For purposes of this Section 3, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (i) the transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Company.

4. Issuance of the Common Shares. The Company will issue to the Grantee the Common Shares underlying the vested Restricted Stock Units within thirty (30) days following the Grantee’s “separation from service” (within the meaning of Section 409A of the Code) with the Company and its Subsidiaries. The Company’s obligations to the Grantee with respect to the Restricted Stock Units will be satisfied in full upon the issuance of shares of Common Shares corresponding to such Restricted Stock Units.

5. Dividend, Voting, and Other Rights.

(a) The Grantee shall have no rights of ownership in the Restricted Stock Units or in the Common Shares related thereto and shall have no right to dividends and no right to vote Restricted Stock Units or the Common Shares related thereto until the date on which the Common Shares underlying the Restricted Stock Units are issued to the Grantee pursuant to Section 4 above.

(b) The obligations of the Company under this Award will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Award.

6. Adjustments. The number of Common Shares issuable pursuant to the Restricted Stock Units is subject to adjustment as provided in Section 6 of the Plan.

7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state, and provincial securities laws; provided, however, that, notwithstanding any other provision of this Award, the Company shall not be obligated to issue any Common Shares pursuant to this Award if the issuance thereof would result in a violation of any such law.

8. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Award and the Plan comply with the provisions of Section 409A of the Code. This Award and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Award or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent that the Grantee is a “specified employee” (within the meaning of Section 409A of the Code) at the time of his “separation from service”, the date of issuance of the Common Shares shall be the date that is six (6) months after the date of such separation from service (or, if earlier, the date of the Grantee’s death). Reference to Section 409A of the Code will also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

9. Withholding Taxes. The Grantee will pay to the Company, on demand, any taxes the Company reasonably determines that it is required to withhold under applicable tax laws with respect to the Restricted Stock Units or the issuance of Common Shares pursuant to this Award. The tax withholding obligation may be satisfied, with the consent of the Committee, by the Company withholding Common Shares otherwise issuable pursuant to this award.

10. Right to Terminate Employment. No provision of this Award shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Award to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Award without the Grantee’s consent.

12. Severability. In the event that one or more of the provisions of this Award shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

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13. Relation to the Plan. This Award is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Award and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.

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GLOBAL ENERGY, INC.

PROFIT SHARING TRUST PLAN (PST)

Evidence of Restricted Stock Units Award

Global Energy, Inc. (the “Company”) hereby grants to you the number of Restricted Stock Units listed below, subject to the terms, conditions, and restrictions of the Global Energy, Inc. Profit Sharing Trust Plan (the “Plan”) and the additional terms, conditions, and restrictions set forth on Exhibit A of this Evidence of Award (the “Award”). The Date of Grant and the Restriction Period listed below pertain strictly to this grant. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

Grantee:	SSN:
Address:

Date of Hire:

Date of Grant:

Restricted Stock Units Awarded:

Restriction Period for this Grant:

GLOBAL ENERGY, INC.

By:
Title:

For Employer Use Only:          Date of Termination:                                Vested:    Y     N           Share Certificate Issued: